Exhibit 10.17

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on October 28, 2021, by and between Mountain Crest Acquisition Corp. II, a Delaware corporation (“MCAD”), and Cowen and Company, LLC (the “Cowen”).

WHEREAS, this Subscription Agreement is being entered into in connection with the Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and among MCAD, Better Therapeutics, Inc., a Delaware corporation (the “Company”), and MCAD Merger Sub Inc., a Delaware corporation (“MCAD Merger Sub”), pursuant to which, among other things, MCAD Merger Sub will merge with and into the Company, with the Company as the surviving company in the merger and, after giving effect to such merger, the Company being a wholly owned subsidiary of MCAD (the “Transaction”);

WHEREAS, in connection with the private placement of $50,000,000 of MCAD’s securities, Cowen served as a placement agent to MCAD (the “Engagement”);

WHEREAS, Cowen has agreed to accept shares of MCAD’s common stock, par value $0.0001 per share (the “Shares”), at a price of $10.00 per share, in lieu of payment of $700,000 of its Engagement fee (the “Fee”), with the balance of the Fee owed to Cowen paid in cash at the closing of the Transaction;

WHEREAS, the aggregate number of Shares to be received by Cowen in lieu of such payment of fees (as set forth on the signature page hereto) is referred to herein as the “Acquired Shares,” and the Fees that serves as payment for the Acquired Shares is referred to herein as the “Subscription Amount”.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Cowen and MCAD acknowledges and agrees as follows:

1. Subscription. Cowen hereby irrevocably subscribes for and agrees to purchase from MCAD the number of Shares set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein. Cowen acknowledges and agrees that MCAD reserves the right to accept or reject the Cowen’s subscription for the Shares for any reason or for no reason, in whole or in part, at any time prior to its acceptance, and the same shall be deemed to be accepted by MCAD only when this Subscription Agreement is signed by a duly authorized person by or on behalf of MCAD, provided, that if MCAD rejects such subscription the entire amount of the Fees shall be due concurrent with the consummation of the Transaction; MCAD may do so in counterpart form.

2. Closing. The closing of the sale of the Shares contemplated hereby (the “Closing”) shall occur on the closing date (the “Closing Date”) and be conditioned upon the prior or substantially concurrent consummation of the Transaction. The payment of the Subscription Amount by Cowen shall be satisfied by cancellation of Fee owed to Cowen by MCAD, and shall be considered paid in full upon the Closing. On the Closing Date, MCAD shall issue the Acquired Shares to Cowen Investments II LLC, as nominee for Cowen and promptly cause such Shares to be registered in book entry form in the name of Cowen Investments II LLC (“Cowen Investments”) on MCAD’s share register. For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close. Prior to or at the Closing, Cowen shall deliver to MCAD a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

3. Closing Conditions. The obligation of the parties hereto to consummate the purchase and sale of the Acquired Shares pursuant to this Subscription Agreement is subject to the satisfaction or valid waiver of the conditions that, on the Closing Date:

(a) there shall not be in force any injunction or order enjoining or prohibiting the issuance and sale of the Shares under this Subscription Agreement, and no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation which is then in effect and has the effect of restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Subscription Agreement;

(b) the terms of the Transaction Agreement (including the conditions thereto) shall have been satisfied (as determined by the parties to the Transaction Agreement) or waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Transaction), and the closing of the Transaction shall be scheduled to occur substantially concurrently with or immediately following the Closing;

(c) no suspension of the qualification of the Shares for offering or sale or trading, and no suspension or removal from listing of the Shares on any securities exchange, shall have occurred, been initiated, or been threatened or notified to the MCAD in writing;

(d) with respect to MCAD’s obligation to close, (i) the representations and warranties made by Cowen in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date), without giving effect to the consummation of the Transactions, and (ii) Cowen shall have performed its obligations and covenants required under this Subscription Agreement to be performed by it on or prior to the Closing Date (unless such obligation or covenant has been otherwise validly waived);

(e) with respect to Cowen’s obligation to close, (i) the representations and warranties made by MCAD in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date (other than those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects as of such date), without giving effect to the consummation of the Transactions, and (ii) MCAD shall have performed its obligations and covenants required under this Subscription Agreement to be performed by it on or prior to the Closing Date (unless such obligation or covenant has been otherwise validly waived);

(f) with respect to Cowen’s obligation to close, no term of the Transaction Agreement (as in effect on the date hereof) shall have been amended, modified or waived in a manner that would reasonably be expected to materially adversely affect the economic benefits that Cowen (in its capacity as such) would reasonably expect to receive under this Subscription Agreement; and

(g) with respect to Cowen’s obligation to close, MCAD shall have obtained all consents or approvals (including any approval of MCAD’s shareholders) necessary to permit MCAD to perform its obligations under this Subscription Agreement.

4. Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5. MCAD Representations and Warranties. MCAD represents and warrants to Cowen that:

(a) MCAD is a Delaware corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. MCAD has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to Cowen Investments Cowen against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under MCAD’s certificate of incorporation (as in effect at such time of issuance) or under the Delaware General Corporation Law.

(c) This Subscription Agreement has been duly authorized, executed and delivered by MCAD and, assuming that this Subscription Agreement constitutes the valid and binding agreement of Cowen, this Subscription Agreement is enforceable against MCAD in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(d) The issuance and sale by MCAD of the Shares pursuant to this Subscription Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of MCAD or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which MCAD or any of its subsidiaries is a party or by which MCAD or any of its subsidiaries is bound or to which any of the property or assets of MCAD is subject that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of MCAD and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or materially affect the validity of the Shares or the ability of MCAD to comply in all material respects with its obligations under this Subscription Agreement; (ii) result in any violation of the provisions of the organizational documents of MCAD; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over MCAD or any of its properties that would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Shares or the ability of MCAD to comply in all material respects with its obligations under this Subscription Agreement.

(e) As of their respective filing dates, all reports required to be filed by MCAD with the U.S. Securities and Exchange Commission (the “SEC”) since its initial public offering (the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder. None of the SEC Reports filed under the Exchange Act included, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that MCAD makes no such representation or warranty with respect to any registration statement or any proxy statement/prospectus to be filed by MCAD with respect to the Transaction. MCAD has timely filed with the SEC each SEC Report that MCAD was required to file with the SEC. There are no material outstanding or unresolved comments in comment letters received by MCAD from the SEC (including from the staff of the Division of Corporation Finance of the SEC) with respect to any of the SEC Reports.

(f) Assuming the accuracy of the representations and warranties of Cowen, MCAD is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the issuance of the Acquired Shares pursuant to this Subscription Agreement, other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) the filings required in accordance with the terms of this Subscription Agreement; (iv) those required by the NASDAQ, including with respect to obtaining approval of MCAD’s stockholders, and (v) the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(g) MCAD is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect. MCAD has not received any written communication from a governmental authority that alleges that MCAD is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(h) Except for such matters as have not had and would not reasonably be expected to have a Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of MCAD, threatened in writing against MCAD or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against MCAD.

(i) The authorized share capital of MCAD consists, as of the date hereof and as of immediately prior to the closing date of the Transaction, (i) 30,000,000 shares of common stock, 7,557,500 of which is issued and outstanding and (ii) 1,000,000 shares of preferred stock, 0 of which is issued and outstanding.

(j) The issued and outstanding Shares are registered pursuant to Section 12(b)of the Exchange Act and are listed for trading on Nasdaq. There is no suit, action, proceeding or investigation pending or, to the knowledge of MCAD, threatened against MCAD by Nasdaq or the SEC with respect to any intention by such entity to deregister the Shares or prohibit or terminate the listing of the Shares on Nasdaq. MCAD has taken no action that is designed to terminate or is reasonably expected to result in the termination of the registration of the Shares under the Exchange Act or the listing of the Shares on Nasdaq and is in compliance in all material respects with the listing requirements of Nasdaq.

(k) MCAD has provided Cowen with a true and correct copy of the Transaction Agreement as in effect on the date hereof.

(l) There are no securities or instruments issued by or to which MCAD is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Acquired Shares, or (ii) the shares to be issued pursuant to the Transaction, in each case, that have not been or will not be validly waived on or prior to the closing date of the Transaction.

6. Cowen Representations and Warranties. Cowen represents and warrants to MCAD that:

(a) Cowen (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or an institutional “accredited investor” (within the meaning of Rule 501(a) )(1), (2), (3), (7) or (8) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for its own account and not for the account of others, or if Cowen is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, Cowen has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A). Cowen is not an entity formed for the specific purpose of acquiring the Shares and is an “institutional account” as defined by FINRA Rule 4512(c).

(b) Cowen acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Shares have not been registered under the Securities Act and that MCAD is not required to register the Shares except as set forth in Section 7 of this Subscription Agreement. Cowen acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Cowen absent an effective registration statement under the Securities Act except (i) to MCAD or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions, and that any certificates representing the Shares shall contain a restrictive legend to such effect. Cowen acknowledges and agrees that the Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, Cowen may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. Cowen acknowledges and agrees that the Shares will not immediately be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act, and that the provisions of Rule 144(i) will apply to the Shares. Cowen acknowledges and agrees that it has been advised to consult legal, tax and accounting prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

(c) Cowen acknowledges and agrees that Cowen is purchasing the Shares directly from MCAD. Cowen further acknowledges that there have been no representations, warranties, covenants and agreements made to Cowen by or on behalf of MCAD, the Company, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of MCAD expressly set forth in Section 5 of this Subscription Agreement.

(d) Cowen acknowledges and agrees that Cowen has received such information as Cowen deems necessary in order to make an investment decision with respect to the Shares, including, with respect to MCAD, the Transaction and the business of the Company and its subsidiaries. Without limiting the generality of the foregoing, Cowen acknowledges that it has reviewed MCAD’s filings with the SEC. Cowen acknowledges and agrees that Cowen and Cowen’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Cowen and Cowen’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares.

(e) Cowen became aware of this offering of the Shares solely by means of direct contact between Cowen and MCAD, the Company or a representative of MCAD or the Company, and the Shares were offered to Cowen solely by direct contact between Cowen and MCAD, the Company or a representative of MCAD or the Company. Cowen did not become aware of this offering of the Shares, nor were the Shares offered to Cowen, by any other means. Cowen acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. Cowen acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, MCAD, the Company, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing), other than the representations and warranties of MCAD contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in MCAD.

(f) Cowen acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in MCAD’s filings with the SEC. Cowen has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and Cowen has sought such accounting, legal and tax advice as Cowen has considered necessary to make an informed investment decision. Cowen acknowledges that Cowen shall be responsible for any of Cowen’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement, and that neither MCAD nor the Company has provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Subscription Agreement. Cowen acknowledges that (A) it (i) is a sophisticated investor, experienced in investing in similar transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Shares and (B) the purchase and sales of the Shares hereunder meet (i) the exemptions from filing under FINRA Rule 5123(b)(1) and (ii) the institutional customer exception under FINRA Rule 2111(b).

(g) Alone, or together with any professional advisor(s), Cowen has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for Cowen and that Cowen is able at this time and in the foreseeable future to bear the economic risk of a total loss of Cowen’s investment in MCAD. Cowen acknowledges specifically that a possibility of total loss exists.

(h) In making its decision to purchase the Shares, Cowen has relied solely upon independent investigation made by Cowen. Without limiting the generality of the foregoing, Cowen has not relied on any statements or other information provided by or on behalf of any third party or any affiliates or any control persons, officers, directors, employees, agents or representatives of such third party or of any of the foregoing concerning MCAD, the Company, the Transaction, the Transaction Agreement, this Subscription Agreement or the transactions contemplated hereby or thereby, the Shares or the offer and sale of the Shares.

(i) Cowen acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

(j) Cowen has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(k) The execution, delivery and performance by Cowen of this Subscription Agreement are within the powers of Cowen, have been duly authorized and (i) will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which Cowen is a party or by which Cowen is bound, and will not violate any provisions of Cowen’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable and (ii) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Cowen or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Cowen or any of its subsidiaries is a party or by which Cowen or any of its subsidiaries is bound or to which any of the property or assets of Cowen is subject that would reasonably be expected to have a material adverse effect on the ability of Cowen to comply in all material respects with its obligations under this Subscription Agreement.

(l) The signature on this Subscription Agreement is genuine, and the signatory has legal competence and capacity to execute the same or the signatory has been duly authorized to execute the same, and this Subscription Agreement constitutes a legal, valid and binding obligation of Cowen, enforceable against Cowen in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(m) Neither Cowen nor any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function, is (i) a person named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), or any similar list of sanctioned persons administered by the European Union or any individual European Union member state, including the United Kingdom (collectively, “Sanctions Lists”); (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, including the United Kingdom; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Cowen represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Cowen maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Cowen also represents that it maintains policies and procedures reasonably designed to ensure compliance with sanctions administered by the United States, the European Union, or any individual European Union member state, including the United Kingdom.

(n) [RESERVED]

(o) [RESERVED]

7. Registration Rights.

(a) MCAD agrees that, within thirty (30) calendar days following the Closing Date (such deadline, the “Filing Deadline”), MCAD will submit to or file with the SEC a registration statement for a shelf registration on Form S-1 or Form S-3 (if the Company is then eligible to use a Form S-3 shelf registration) (the “Registration Statement”), in each case, covering the resale of the Registrable Shares (as defined below) and MCAD shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 90th calendar day following the filing date thereof if the SEC notifies MCAD that it will “review” the Registration Statement and (ii) the 5th business day after the date MCAD is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”); provided, however, that MCAD’s obligations to include the Registrable Shares in the Registration Statement are contingent upon Cowen furnishing a completed and executed selling shareholder’s questionnaire in customary form to MCAD, that contains such information regarding Cowen as required by the SEC rules to be included in the Registration Statement, the securities of MCAD held by Cowen and the intended method of disposition of the Registrable Shares (which shall be limited to non-underwritten public offerings) as shall be reasonably requested by MCAD to effect the registration of the Registrable Shares, and Cowen shall execute such documents in connection with such registration as MCAD may reasonably request that are customary of a selling stockholder in similar situations, including providing that MCAD shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder; and further provided that Cowen shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Shares. Any failure by MCAD to file the Registration Statement by the Filing Deadline or to cause the effectiveness of such Registration Statement by the Effectiveness Deadline shall not otherwise relieve MCAD of its obligations to file or effect the Registration Statement as set forth above in this Section 7. “Registrable Shares” shall mean, as of any date of determination, the Acquired Shares and any other equity security of MCAD issued or issuable with respect to the Acquired Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise.

(b) At its expense MCAD shall:

(i) except for such times as MCAD is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which MCAD determines to obtain, continuously effective with respect to Cowen, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (A) Cowen ceases to hold any Registrable Shares, (B) the date all Registrable Shares held by Cowen may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for MCAD to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (C) three years from the date of effectiveness of the Registration Statement. The period of time during which MCAD is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”;

(ii) advise Cowen, as expeditiously as possible:

(1) when a Registration Statement or any amendment thereto has been filed with the SEC;

(2) after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(3) of the receipt by MCAD of any notification with respect to the suspension of the qualification of the Registrable Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(4) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, MCAD shall not, when so advising Cowen of such events, provide Cowen with any material, nonpublic information regarding MCAD other than to the extent that providing notice to Cowen of the occurrence of the events listed in (1) through (4) above constitutes material, nonpublic information regarding MCAD;

(iii) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv) upon the occurrence of any event contemplated in Section 7(b)(ii)(4) above, except for such times as MCAD is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, MCAD shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) use its commercially reasonable efforts to cause all Registrable Shares to be listed on each securities exchange or market, if any, on which the Shares issued by MCAD have been listed; and

(vi) otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by Cowen, consistent with the terms of this Agreement, in connection with the registration of the Registrable Shares.

(c) MCAD will provide a draft of the Registration Statement to Cowen for review at least two (2) business days in advance of filing the Registration Statement; provided that, for the avoidance of doubt, in no event shall MCAD be required to delay or postpone the filing of such Registration Statement as a result of or in connection with Cowen’s review. In no event shall Cowen be identified as a statutory underwriter in the Registration Statement unless requested by the Commission; provided, that, if the Commission requests that Cowen be identified as a statutory underwriter in the Registration Statement, Cowen will have an opportunity to withdraw its Acquired Shares from the Registration Statement. Notwithstanding the foregoing, if the Commission prevents MCAD from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 under the Securities Act for the resale of the Acquired Shares by Cowen and the resale of other shares acquired by any other investors or otherwise, such Registration Statement shall register for resale such number of Acquired Shares which is equal to the maximum number of Acquired Shares as is permitted by the Commission. In such event, the number of Acquired Shares to be registered for Cowen and the number of shares to be registered for such other investors named in the Registration Statement shall be reduced pro rata among all such investors. In the event that MCAD amends the Registration Statement in accordance with the foregoing, MCAD will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by the Commission, one or more registration statements to register the resale of those Registrable Shares that were not registered on the initial Registration Statement, as so amended, and cause such amendment or Registration Statement to become effective as promptly as practicable.

(d) Notwithstanding anything to the contrary in this Subscription Agreement, MCAD shall be entitled to delay the filing or effectiveness of, or suspend the use of, the Registration Statement if it determines that in order for the Registration Statement not to contain a material misstatement or omission, (i) an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, (ii) the negotiation or consummation of a transaction by MCAD or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event MCAD’s board of directors reasonably believes would require additional disclosure by MCAD in the Registration Statement of material information that MCAD has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of MCAD’s board of directors to cause the Registration Statement to fail to comply with applicable disclosure requirements, or (iii) in the good faith judgment of the majority of MCAD’s board of directors, such filing or effectiveness or use of such Registration Statement, would be seriously detrimental to the Company and the majority of the MCAD board or directors concludes as a result that it is essential to defer such filing (each such circumstance, a “Suspension Event”); provided, however, that MCAD may not delay or suspend the Registration Statement on more than two occasions or for more than forty-five (45) consecutive calendar days, or more than ninety (90) total calendar days in each case during any twelve-month period. Upon receipt of any written notice from MCAD of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the prospectus) not misleading, Cowen agrees that (i) it will immediately discontinue offers and sales of the Registrable Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Cowen receives copies of a supplemental or amended prospectus (which MCAD agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by MCAD that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by MCAD unless otherwise required by law or subpoena. If so directed by MCAD, Cowen will deliver to MCAD or, in Cowen’s sole discretion destroy, all copies of the prospectus covering the Registrable Shares in Cowen’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Shares shall not apply (A) to the extent Cowen is required to retain a copy of such prospectus (1) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up.

(e) Indemnification.

(i) MCAD agrees to indemnify, to the extent permitted by law, Cowen and Cowen Investments (to the extent a seller under the Registration Statement), its directors, officers, members, managers, affiliates, shareholders, partners, employees, agents, advisers, and each person who controls Cowen (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), to the extent permitted by law, against all losses, claims, damages, liabilities and reasonable and documented out of pocket expenses (including reasonable and documented attorneys’ fees of one law firm) (collectively, “Losses”), as incurred, caused by or arising out of any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to MCAD by or on behalf of Cowen expressly for use therein. provided, however, that the indemnification contained in this Section 7(e) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of MCAD (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall MCAD be liable for any Losses to the extent they arise out of or are based upon a violation which occurs: (a) in connection with any failure of such person to deliver or cause to be delivered a Prospectus made available by MCAD in a timely manner and required to be delivered by such person in connection with the offer or sale giving rise to such Losses, (b) as a result of offers or sales effected by or on behalf of any person by means of a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by MCAD, or (c) in connection with any offers or sales effected by or on behalf of Cowen during a period in which MCAD has suspended use of any Registration Statement as permitted by this Subscription Agreement.

(ii) In connection with any Registration Statement in which Cowen is participating, Cowen shall furnish (or cause to be furnished) to MCAD in writing such information and affidavits as MCAD reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify MCAD, its directors and officers and each person or entity who controls MCAD (within the meaning of the Securities Act) against any Losses resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in, in the case of an omission) in any information or affidavit so furnished in writing by on behalf of Cowen expressly for use therein; provided, however, that the liability of Cowen shall be several and not joint and shall be in proportion to and limited to the net proceeds received by Cowen from the sale of Registrable Shares giving rise to such indemnification obligation.

(iii) Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities.

(v) If the indemnification provided under this Section 7(e) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 7(e)(i), (ii) and (iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(e)(v) from any person or entity who was not guilty of such fraudulent misrepresentation.

(f) MCAD will provide all customary and commercially reasonable cooperation necessary to (i) enable Cowen to resell Registrable Shares pursuant to the Registration Statement or Rule 144, as applicable, (ii) qualify the Registrable Shares for listing on the primary stock exchange on which MCAD’s common stock is then listed, (iii) update or amend the Registration Statement as necessary to include Registrable Shares and (iv) provide customary notice to holders of Registrable Shares.

(g) MCAD shall use its commercially reasonable efforts, at its sole expense, to cause its legal counsel to (a) issue to the transfer agent with respect to the Shares (the “Transfer Agent”) and maintain a “blanket” legal opinion instructing the Transfer Agent that, in connection with a sale of Acquired Shares that are “restricted securities” (i.e., securities issued pursuant to an exemption from the registration requirements of Section 5 of the Securities Act), the resale of which restricted securities has been registered pursuant to an effective resale registration statement by the holder thereof named in such resale registration statement, upon receipt of an appropriate broker representation letter and other such documentation as MCAD’s counsel deems necessary and appropriate and after confirming compliance with relevant prospectus delivery requirements, it is authorized to remove any applicable restrictive legend and (b) if the Acquired Shares are not registered pursuant to an effective resale registration statement, issue to the Transfer Agent a legal opinion to facilitate the sale of the Acquired Shares and removal of any restrictive legends pursuant to any exemption from the registration requirements of Section 5 of the Securities Act that may be available to Cowen.

8. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if the conditions to Closing set forth in Section 3 of this Subscription Agreement are not satisfied, or are not capable of being satisfied, on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be or are not consummated at the Closing and (d) the Outside Date (as defined in the Transaction Agreement and as it may be extended as described therein) if the Closing has not occurred by such date; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach. MCAD shall notify Cowen of the termination of the Transaction Agreement promptly after the termination of such agreement.

9. Trust Account Waiver. Cowen acknowledges that MCAD is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving MCAD and one or more businesses or assets. Cowen further acknowledges that, as described in MCAD’s prospectus relating to its initial public offering dated December 21, 2020 (the “IPO Prospectus”) available at www.sec.gov, substantially all of MCAD’s assets consist of the cash proceeds of MCAD’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of MCAD, its public shareholders and the underwriter of MCAD’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to MCAD to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the IPO Prospectus. For and in consideration of MCAD entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Cowen hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription

Agreement; provided, however, that nothing in this Section 9 shall be deemed to limit Cowen’s right, title, interest or claim to the Trust Account by virtue of Cowen’s (x) record or beneficial ownership of common stock acquired by any means other than pursuant to this Subscription Agreement or (y) redemption rights in connection with the Transaction with respect to any shares of common stock of MCAD owned by Cowen.

10. Miscellaneous.

(a) Neither this Subscription Agreement nor any rights that may accrue to Cowen hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned without the prior written consent of MCAD. Notwithstanding the foregoing, this Subscription Agreement and any of Cowen’s rights and obligations hereunder may be assigned to any fund or account managed by the same investment manager or investment advisor as Cowen or by an affiliate of such investment manager or Cowen advisor, without the prior consent of MCAD, provided that such assignee(s) agrees in writing to be bound by the terms hereof. Upon such assignment by Cowen, the assignee(s) shall become a party hereunder and have the rights and obligations provided for herein to the extent of such assignment; provided further that, no assignment shall relieve the assigning party of any of its obligations hereunder, including any assignment to any fund or account managed by the same investment manager or investment advisor as Cowen or by an affiliate of such investment manager or investment advisor, unless consented to in writing by MCAD (such consent not to be unreasonably conditioned, delayed or withheld).

(b) MCAD may request from Cowen such additional information as MCAD may deem necessary to evaluate the eligibility of Cowen to acquire the Shares and in connection with the inclusion of the Shares in the Registration Statement, and Cowen shall provide such information as may reasonably be requested. Cowen acknowledges that MCAD may file a copy of this Subscription Agreement with the SEC as an exhibit to a current or periodic report or a registration statement of MCAD.

(c) Cowen acknowledges that MCAD and the Company (with the Company being an express third-party beneficiary to this Agreement, including each with a right of enforcement) and others will rely on the acknowledgments, understandings, agreements, representations and warranties of Cowen contained in this Subscription Agreement. Prior to the Closing, Cowen agrees to promptly notify MCAD and the Company if any of the acknowledgments, understandings, agreements, representations and warranties of Cowen set forth herein are no longer accurate. Cowen acknowledges and agrees that each purchase by Cowen of Shares from MCAD will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by Cowen as of the time of such purchase.

(d) MCAD is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(e) All of the representations and warranties contained in this Subscription Agreement shall survive the Closing. All of the covenants and agreements made by each party hereto in this Subscription Agreement shall survive the Closing.

(f) This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 8 above) except by an instrument in writing, signed by (i) MCAD, (ii) Cowen and (iii) the Company. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties and third-party beneficiaries hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(g) This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 7 and Section 10(c) with respect to the persons referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(h) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i) If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j) This Subscription Agreement may be executed in one or more counterparts (including by electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(l) This Subscription Agreement and all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

(m) THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE) SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN THIS SECTION 10(m) OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

(n) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS

SUBSCRIPTION AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY; AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10(n).

(o) Notwithstanding anything in this Subscription Agreement to the contrary, MCAD shall not publicly disclose the name of Cowen or any of its affiliates or its investment adviser, or include the name of Cowen or any of its affiliates or its investment adviser in any press release or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Cowen, except as required by state or federal securities law, any governmental authority or stock exchange rule, in which case MCAD shall provide Cowen with prior written notice of such disclosure permitted under hereunder.

11. Non-Reliance and Exculpation. Cowen acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation, other than the statements, representations and warranties of MCAD expressly contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in MCAD. Cowen acknowledges and agrees that none of (i) any other investor pursuant to any other subscription agreement related to the private placement of the Shares (including the investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) any other party to the Transaction Agreement, or (iii) any affiliates, or any control persons, officers, directors, employees, partners, agents or representatives of any of MCAD, the Company or any other party to the Transaction Agreement shall be liable to Cowen, pursuant to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares, the negotiation hereof or thereof or the subject matter hereof or thereof, or the transactions contemplated hereby or thereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

12. Press Releases. All press releases or other public communications relating to the transactions contemplated hereby between MCAD and Cowen, and the method of the release for publication thereof, shall prior to the Closing be subject to the prior approval of (i) MCAD, and (ii) to the extent such press release or public communication references Cowen by name, Cowen, which approval shall not be unreasonably withheld or conditioned; provided that neither MCAD nor Cowen shall be required to obtain consent pursuant to this Section 12 to the extent any proposed release or statement is substantially equivalent to the information that has previously been made public without breach of the obligation under this Section 12. The restriction in this Section 12 shall not apply to the extent the public announcement is required by applicable securities law, any governmental authority or stock exchange rule; provided, that in such an event, the applicable party shall use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing.

13. Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

If to Cowen, to the address provided on Cowen’s signature page hereto.

If to Mountain Crest Acquisition Corp. II., to:

311 West 43rd Street

12th Floor

New York, NY 10036

Attention:         Suying Liu

Email:               sliu@mcacquisition.com

with copies to (which shall not constitute notice), to:

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attention:         Mitchell S. Nussbaum, Esq.

Email:               mnussbaum@loeb.com

and

Better Therapeutics, Inc.

548 Market St #49404

San Francisco, CA 94104

Attention:         Kevin Appelbaum, Chief Executive Officer

Email:               kevin@bettertx.com

and

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention:         Arthur McGivern & Heidi Mayon

Email:               AMcGivern@goodwinlaw.com & HMayon@goodwinlaw.com

or to such other address or addresses as the parties may from time to time designate in writing. Copies delivered solely to outside counsel shall not constitute notice.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, Cowen has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Cowen and Company, LLC	State/Country of Formation or Domicile:

By: /s/ Rob Weir
Name: Rob Weir	Delaware
Title: Managing Director

Name in which Shares are to be registered (if different): Cowen Investments II LLC	Date: October 28, 2021

Cowen Investments II LLC’s EIN: 27-0423711

Business Address-Street:599 Lexington Ave.	Mailing Address-Street (if different):

City, State, Zip: New York, NY 10022	City, State, Zip:

Attn: Bradley Friedman	Attn:

Telephone No.:646-562-1923	Telephone No.:
Facsimile No.: E-mail: Bradley.friedman@cowen.com	Facsimile No.: E-mail:

Number of Shares subscribed for: 70,000

Aggregate Subscription Amount: $700,000	Price Per Share: $10.00

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, MCAD has accepted this Subscription Agreement as of the date set forth below.

MOUNTAIN CREST ACQUISITION CORP. II

By:	/s/ Suying Liu
Name: Suying Liu
Title: Chief Executive Officer

Date: October 28, 2021

[Signature Page to Subscription Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.

☒ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☒☐ We are not a natural person.

C.	AFFILIATE STATUS

(Please check the applicable box) SUBSCRIBER:

☐	is:

☒☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐☒	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐

Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐

Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐

Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

[Schedule A to Subscription Agreement]

This page should be completed by the Investor

and constitutes a part of the Subscription Agreement.

[Schedule A to Subscription Agreement]